NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS 2011 FINANCIAL RESULTS

Reports improvement in earnings per share of 19.6% over 2010
Increased the quarterly dividend to 37 cents per share
Provides guidance for 2012 of $2.35 - $2.50 per fully diluted share

SIOUX FALLS, S.D. – Feb. 16, 2012 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the year ended Dec. 31, 2011.

Consolidated net income was $92.6 million, or $2.53 per fully diluted share, for the year ended Dec. 31, 2011, compared with consolidated net income of $77.4 million, or $2.14 per fully diluted share, for the year ended Dec. 31, 2010.  The improvement in net income was due primarily to lower income tax expenses.

“We produced good results for our shareholders in 2011,” said Bob Rowe, President and CEO. “Our gross margin, operating income and net income all improved compared with 2010. Importantly, during 2011 we made continued progress on investments that reflect our focus on maintaining our system reliability and address our generation supply mix and transmission opportunities.”

Annual Summary Financial Results
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Total Revenues	283,209	291,670	1,117,316	1,110,720
Cost of sales	124,036	140,404	494,559	531,089
Gross Margin	159,173	151,266	622,757	579,631
Operating Expenses
Operating, general and administrative	63,906	63,176	267,160	237,047
Property and other taxes	20,571	19,711	89,122	88,198
Depreciation	25,364	23,072	100,926	91,769
Total Operating Expenses	109,841	105,959	457,208	417,014
Operating Income	49,332	45,307	165,549	162,617
Interest Expense, net	(16,122)	(16,413)	(66,859)	(65,826)
Other Income	1,674	1,424	3,931	6,345
Income Before Income Taxes	34,884	30,318	102,621	103,136
Income Tax Expense	(768)	(7,730)	(10,065)	(25,760)
Net Income	$34,116	$22,588	$92,556	$77,376
Average Common Shares Outstanding	36,271	36,217	36,258	36,190
Basic Earnings per Average Common Share	$0.94	$0.63	$2.55	$2.14
Diluted Earnings per Average Common Share	$0.93	$0.63	$2.53	$2.14
Dividends Declared per Average Common Share	$0.360	$0.340	$1.44	$1.36

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

The following table reconciles the primary changes in 2011 results from 2010:

	Twelve Months Ended
	Pre-tax	Net	EPS
($millions, except EPS)	Income	Income(1)	Diluted

2010 reported	$103.1	$77.4	$2.14

Gross Margin
DGGS interim rates	27.0	16.6	0.45
Electric retail volumes	6.5	4.0	0.11
Expiration of a power sales agreement	6.0	3.7	0.10
Operating Expense recovered in a tracker (margin)	4.5	2.8	0.08
Natural gas retail volumes	3.5	2.2	0.06
Montana electric rate increase	3.7	2.3	0.06
Gas production (margin)	1.5	0.9	0.02
South Dakota wholesale electric	(0.7)	(0.4)	(0.01)
Settlement received during 2010	(1.0)	(0.6)	(0.02)
Montana natural gas rate decrease	(1.0)	(0.6)	(0.02)
Transmission capacity	(2.8)	(1.7)	(0.05)
Montana property tax tracker	(3.6)	(2.2)	(0.06)
OG&A Expense
Abandoned gas transmission project	(0.8)	(0.5)	(0.01)
Gas production (expense)	(0.8)	(0.5)	(0.01)
Bad debt expense	(1.0)	(0.6)	(0.02)
Nonemployee directors deferred compensation	(1.1)	(0.7)	(0.02)
DGGS operating costs	(3.9)	(2.4)	(0.07)
Plant operator costs	(4.0)	(2.5)	(0.07)
Operating Expense recovered in a tracker (expense)	(4.5)	(2.8)	(0.08)
Labor	(5.4)	(3.3)	(0.09)
Insurance settlements and recoveries	(8.8)	(5.4)	(0.15)
Other
Depreciation expense	(9.1)	(5.6)	(0.15)
Other Income	(2.4)	(1.5)	(0.04)
Property and other taxes	(0.9)	(0.6)	(0.02)
Interest Expense	(1.1)	(0.7)	(0.02)
Items related to income tax
Flow-through of state bonus depreciation deduction		5.3	0.15
Prior year permanent return to accrual adjustment		4.2	0.11
Flow-through repairs deduction		3.7	0.10
Recognition of state NOL benefit		2.4	0.07
All other, net	(0.3)	(0.3)	($0.01)

Subtotal			0.39

2011 reported	$102.6	$92.6	$2.53

(1) Income Tax Benefit (Expense) calculation on reconciling items assumes normal effective tax rate of 38.5%.
 For more information see www.northwesternenergy.com/documents/investor/Q411.pdf

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

Significant Drivers

Gross Margin

Consolidated gross margin for 2011 was $622.8 million compared with $579.6 million for 2010.  The increase in gross margin was due primarily to an increase for interim DGGS rates and an increase in electric and natural gas retail volumes due primarily to warmer summer weather, and colder winter/spring weather; offset by a decrease in Montana property taxes included in a tracker and lower transmission capacity revenues due to a combination of hydro conditions and other factors that decreased demand.

Operating, General and Administrative Expenses

Consolidated operating, general and administrative expenses were $267.2 million for the year ended Dec. 31, 2011 as compared with $237.0 million during 2010.  The increase in operating, general and administrative expenses was primarily due to a decrease in insurance settlements and recoveries, increased labor costs, and higher plant operating expenses, due to beginning commercial operations on January 1, 2011at DGGS and scheduled maintenance at the Colstrip Unit 4 and the Big Stone plants.

Income Tax Expense

Consolidated income tax expense in 2011 was $10.1 million as compared with $25.8 million in 2010.  The effective tax rate in 2011 was 9.8% as compared with 25.0% for the same period of 2010.  The effective tax rate differs from the federal tax rate of 35% primarily due to repairs and state tax bonus depreciation deductions.

The following table summarizes the significant differences from the Federal statutory rate, which result in reduced income tax expense:

	Year Ended December 31,
	(in millions)
	2011	2010
Income Before Income Taxes	$102.6	$103.1

Income tax calculated at 35% Federal statutory rate	(35.9)	(36.1)

Permanent or flow through adjustments:
Flow-through repairs deductions	13.4	9.7
Flow-through of state bonus depreciation deduction	7.6	2.3
Recognition of state NOL benefit	2.4	—
Prior year permanent return to accrual adjustments	3.9	(0.3)
State income tax & other, net	(1.5)	(1.4)
	$25.8	$10.3

Income tax expense	$(10.1)	$(25.8)

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

While we reflect an income tax provision in our financial statements, we expect our cash payments for income taxes will be minimal through at least 2015, based on our projected taxable income and anticipated use of consolidated NOL carryforwards.

Regulated Operations

In the regulated operations, electric net income improved $9.7 million, due primarily to an increase in gross margins and a reduction in income tax expense, offset in part by an increase in operating, general, and administrative expenses.  Natural gas net income improved $0.4 million, due primarily to an increase in gross margins and a reduction in income tax expense, offset in part by an increase in operating, general, and administrative expenses.

Fourth Quarter Financial Results

Consolidated net income for the fourth quarter ended Dec. 31, 2011, was $34.1 million, or $.93/share, compared with $22.6 million, or $.63/share for the fourth quarter in 2010.

The increase was primarily due to an increase in gross margin and a significant decrease in income tax expense, when compared with the prior fourth quarter.  Those increases were partially offset by an increase in depreciation and property tax expenses for the fourth quarter.

Liquidity and Capital Resources

As of Dec. 31, 2011, cash and cash equivalents were $5.9 million compared with $6.2 million at Dec. 31, 2010.  The Company had $130.1 million available from its revolving credit facility at Dec. 31, 2011, compared with $96.5 million at Dec. 31, 2010.

To fund our strategic growth opportunities we intend to utilize available cash flow, debt capacity that would allow us to maintain investment grade ratings, and if necessary additional equity financing.  We plan to maintain a 50 - 55% debt to total capital ratio excluding capital leases.

Dividend Declaration

NorthWestern’s Board of Directors declared a quarterly common stock dividend of 37 cents per share, payable on Mar. 31, 2012, to common shareholders of record as of Mar. 15, 2012.

Update on DGGS Outage

DGGS was shut down on January 31, 2012 and is expected to be down for a period of up to several months following the discovery of a problem within the gas turbines on each of the three generation units.  We expect the turbine repair costs to be covered under the manufacturer's warranty; however, we will also have incremental costs for contracts with third parties for replacement regulation service. We estimate our contracted costs will exceed the variable operating costs of DGGS by up to $0.5 million per month while the plant is down.  We will actively manage our contracted service in an effort to reduce these costs as much as possible as DGGS is brought back into service.  We believe these contracted costs for regulation service are recoverable from customers through our normal course of business; however, there can be no assurance that the MPSC and/or Federal Energy Regulatory Commission will allow us full recovery of such costs.

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

Highlights for 2011

•	Moody’s Investors Services upgraded our senior secured debt from A3 to A2 and our senior unsecured bank credit facility from Baa2 to Baa1;

•
Received approval from the Montana Public Service Commission (“MPSC”) of an accounting order to defer certain incremental operating and maintenance costs up to $16.9 million for 2011 and 2012 associated with our Distribution System Infrastructure Project;

•	Received approval from the South Dakota Public Utilities Commission to increase our South Dakota natural gas rates resulting in an annualized revenue increase of approximately $1.8 million;

•	Signed an asset purchase agreement and requested MPSC approval to develop a 40 MW wind project in central Montana at an estimated cost of approximately $86 million;

•	Began construction on a 60 MW peaking facility located in Aberdeen, South Dakota, which we expect to achieve commercial operation before the 2013 summer season; and

•	Successfully accessed the capital markets to reduce short-term borrowing costs and extend maturities by;

◦	Entering into a commercial paper program to fund short-term liquidity needs of up to $250 million, and

◦	Increasing our revolving credit facility from $250 million to $300 million and extending the maturity date to June 30, 2016;

Significant Items Not Contemplated in 2011 Guidance

A reconciliation of items not factored into our 2011 GAAP earnings guidance of $2.30 to $2.40 per fully diluted earnings per share is as follows (net of tax).  The amount calculated below represents a non-GAAP measure that may provide users of this financial information with additional meaningful comparisons between current results and results the Company originally contemplated in 2011 guidance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the reported operating results or cash flows from operations or any other measure of performance prepared in accordance with GAAP.  In addition, the presentation of these measures may not be comparable to similarly titled measures other companies use.

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	2011

Reported EPS	$ 0.89	$ 0.30	$ 0.41	$ 0.93	$ 2.53

Non-GAAP Adjustments:

Weather	$ (0.07)	$ -	$ (0.01)	$ 0.03	$ (0.05)
High hydro/lower transmission revenue		$ 0.05			$ 0.05
Income tax adjust - benefit from MT NOL		$ (0.07)			$ (0.07)
Settlement on worker compensation claim			$ 0.05		$ 0.05
Income tax adjust - return to accrual				$ (0.10)	$ (0.10)

	$ 0.82	$ 0.28	$ 0.45	$ 0.86	$ 2.41

2012 Earnings Outlook

NorthWestern expects its earnings for 2012 to be $2.35 - $2.50 per fully diluted share.

Bridge
2011 Reported GAAP		$ 2.53

Non-GAAP Adjustments	Low		High

2011 favorable weather	$ (0.05)		$ (0.05)
2011 unfavorable weather-hydro conditions	$ 0.05		$ 0.05
2011 tax adjustments	$ (0.17)		$ (0.17)
Q3 2011 settlement on worker compensation claim	$ 0.05		$ 0.05

2011 adjustments to 2011 GAAP earnings	$ (0.12)		$ (0.12)

2011 Adjusted earnings	$ 2.41		$ 2.41

Gross Margin increase over 2011	$ 0.25		$ 0.30
Operating, General & Admin expense increase over 2011	$ (0.18)		$ (0.14)
Depreciation expense increase over 2011	$ (0.04)		$ (0.04)
AFUDC increase (interest and equity) over 2011	$ 0.05		$ 0.07
Income tax expense increase over 2011	$ (0.14)		$ (0.10)

Subtotal	$ (0.06)		$ 0.09

2012 EPS Range	$ 2.35		$ 2.50

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

Basic assumptions include the following expectations:

•	A consolidated income tax rate of approximately 18% - 20% of pre-tax income;
•	No scheduled maintenance at Colstrip Unit 4 and Big Stone Plants;
•	No expected increase in insurance reserves or insurance recoveries in 2012;
•	DGGS outage costs fully recovered;
•	Fully diluted average shares outstanding of 37.0 million; and
•	Normal weather in the Company’s electric and natural gas service territories for 2012.

Spion Kop Update

On February 14, 2012, the MPSC held a work session on the proposed Spion Kop Wind, LLC wind project and approved the project, but included a condition that would reduce our revenue requirement if the average production failed to meet a minimum threshold for the first three years.  A written order has not yet been issued and we will evaluate our options after we review the MPSC’s written order.

If the MPSC fails to grant approval to the satisfaction of both parties on or before April 1, 2012, then either party may terminate this agreement.  Material construction would not commence until we receive a favorable ruling from the MPSC. Assuming satisfactory approval by April 1, 2012, commercial operation is projected to begin by December 31, 2012.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 2:00 pm Eastern Time (1:00 p.m. Central Time) to review its financial results for the year ended Dec. 31, 2011.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading.  To listen, please go to the site at least 10 minutes in advance of the call to register.  An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 5:00 p.m. ET on Feb. 16, 2012, through March 16, 2012, at 800-475-6701, access code 235153.

Annual Meeting

The Company's Annual Meeting of Stockholders will be held on Wednesday, April 25, 2012, in Butte, Montana.  The record date for the annual meeting is February 27, 2012.  The annual meeting notice, proxy statement, annual report to stockholders and voting instructions will be provided approximately 40 days prior to the meeting date to stockholders as of the record date.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 668,300 customers in Montana, South Dakota and Nebraska.  More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2012 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material effect on our liquidity, results of operations and financial condition;

•
we have capitalized approximately $20.9 million in preliminary survey and investigative costs related to our proposed Mountain States Transmission Intertie transmission project.  If our efforts to complete MSTI are not successful, we may have to write-off all or a portion these costs, which could have a material effect on our results of operations;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

 NORTHWESTERN CORPORATION
CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Current Assets	$290,199	$303,054
Property, Plant, and Equipment, Net	2,213,267	2,117,977
Goodwill	355,128	355,128
Regulatory Assets	308,804	222,341
Other Noncurrent Assets	43,040	39,169
Total Assets	$3,210,438	$3,037,669
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$5,162	$7,854
Commercial Paper	166,943	—
Current Liabilities	303,858	296,115
Long-term Capital Leases	32,918	34,288
Long-term Debt	905,049	1,061,780
Noncurrent Regulatory Liabilities	265,987	251,133
Deferred Income Taxes	282,406	232,709
Other Noncurrent Liabilities	389,012	333,443
Total Liabilities	2,351,326	2,217,322
Total Shareholders’ Equity	859,112	820,347
Total Liabilities and Shareholders’ Equity	$3,210,438	$3,037,669

 NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in million)

	Year Ended December 31,
	2011	2010	2009
Operating Activities
Net income	$92.6	$77.4	$73.4
Non-cash adjustments to net income	167.1	137.4	137.5
Changes in working capital	1.6	(1.8)	(40.3)
Other noncurrent assets and liabilities	(27.5)	5.9	(53.8)
Cash Provided by Operating Activities	233.8	218.9	116.8

Cash Used in Investing Activities	(188.5)	(240.7)	(124.4)

Cash Provided by (Used in) Financing Activities	(45.5)	23.6	(75.4)

Net Increase (Decrease) in Cash and Cash Equivalents	$(0.3)	$1.9	$(1.5)
Cash and Cash Equivalents, beginning of period	$6.2	$4.3	$12.8
Cash and Cash Equivalents, end of period	$5.9	$6.2	$11.3

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

NORTHWESTERN CORPORATION

YEAR ENDED DECEMBER 31, 2011 AND 2010 SEGMENT RESULTS

(Unaudited)
(in thousands)

December 31, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$797,562	$318,335	$1,419	$—	$1,117,316
Cost of sales	327,126	167,433	—	—	494,559
Gross margin	470,436	150,902	1,419	—	622,757
Operating, general and administrative	183,503	80,431	3,226	—	267,160
Property and other taxes	66,425	22,686	11	—	89,122
Depreciation	81,859	19,034	33	—	100,926
Operating income	138,649	28,751	(1,851)	—	165,549
Interest expense	(54,394)	(10,432)	(2,033)	—	(66,859)
Other income	2,563	1,258	110	—	3,931
Income tax expense	(14,049)	(3,472)	7,456	—	(10,065)
Net income (loss)	$72,769	$16,105	$3,682	$—	$92,556

December 31, 2010	Electric	Gas	Other	Eliminations	Total
Operating revenues	$790,701	$318,735	$1,284	$—	$1,110,720
Cost of sales	356,325	174,764	—	—	531,089
Gross margin	434,376	143,971	1,284	—	579,631
Operating, general and administrative	169,483	71,088	(3,524)	—	237,047
Property and other taxes	65,027	23,159	12	—	88,198
Depreciation	74,227	17,509	33	—	91,769
Operating income	125,639	32,215	4,763	—	162,617
Interest expense	(49,576)	(12,608)	(3,642)	—	(65,826)
Other income	5,954	284	107	—	6,345
Income tax expense	(18,939)	(4,183)	(2,638)	—	(25,760)
Net income (loss)	$63,078	$15,708	$(1,410)	$—	$77,376

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

NORTHWESTERN CORPORATION

REGULATED ELECTRIC SEGMENT

(Unaudited)

	Results
	2011	2010	Change	% Change
	(in millions)
Retail revenue	$729.7	$663.3	$66.4	10.0%
Transmission	44.1	47.0	(2.9)	(6.2)
Wholesale	1.9	45.0	(43.1)	(95.8)
Regulatory Amortization and Other	21.8	35.4	(13.6)	(38.4)
Total Revenues	797.5	790.7	6.8	0.9
Total Cost of Sales	327.1	356.3	(29.2)	(8.2)%
Gross Margin	$470.4	$434.4	$36.0	8.3%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2011	2010	2011	2010	2011	2010
	(in thousands)
Retail Electric
Montana	$250,988	$223,813	2,394	2,323	272,131	270,536
South Dakota	46,869	44,896	565	555	48,685	48,479
Residential	297,857	268,709	2,959	2,878	320,816	319,015
Montana	302,591	274,017	3,197	3,149	61,571	61,003
South Dakota	65,614	63,508	919	920	11,946	11,796
Commercial	368,205	337,525	4,116	4,069	73,517	72,799
Industrial	37,378	32,927	2,833	2,746	72	71
Other	26,298	24,124	170	163	5,875	5,874
Total Retail Electric	$729,738	$663,285	10,078	9,856	400,280	397,759
Wholesale Electric
Montana	$—	$40,486	—	788	N/A	N/A
South Dakota	1,928	4,503	106	220	N/A	N/A
Total Wholesale Electric	$1,928	$44,989	106	1,008	—	—

	Degree Days			2011 as compared with:
Cooling Degree-Days	2011	2010	Historic Average	2010	Historic Average
Montana	328	221	302	48% warmer	9% warmer
South Dakota	862	832	746	4% warmer	16% warmer

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

	Degree Days			2011 as compared with:
Heating Degree-Days	2011	2010	Historic Average	2010	Historic Average
Montana	8,094	8,004	8,041	1% colder	1% colder
South Dakota	8,074	7,727	7,717	4% colder	5% colder

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS SEGMENT

(Unaudited)

	Results
	2011	2010	Change	% Change
	(in millions)
Retail revenue	$274.8	$268.0	$6.8	2.5%
Wholesale and other	43.5	50.7	(7.2)	(14.2)
Total Revenues	318.3	318.7	(0.4)	(0.1)
Total Cost of Sales	167.4	174.8	(7.4)	(4.2)
Gross Margin	$150.9	$143.9	$7.0	4.9%

	Revenues		Dekatherms (Dkt)		Customer Counts
	2011	2010	2011	2010	2011	2010
	(in thousands)
Retail Gas
Montana	$124,001	$115,570	13,170	12,635	158,514	157,764
South Dakota	25,633	26,342	2,918	2,787	37,515	37,263
Nebraska	23,855	24,653	2,605	2,624	36,586	36,515
Residential	173,489	166,565	18,693	18,046	232,615	231,542
Montana	63,346	58,142	6,787	6,400	22,176	22,023
South Dakota	18,591	22,175	2,665	3,044	5,915	5,890
Nebraska	16,915	18,537	2,668	2,838	4,586	4,553
Commercial	98,852	98,854	12,120	12,282	32,677	32,466
Industrial	1,464	1,702	162	194	278	285
Other	1,044	871	126	109	147	146
Total Retail Gas	$274,849	$267,992	31,101	30,631	265,717	264,439

	Degree Days			2011 as compared with:
Heating Degree-Days	2011	2010	Historic Average	2010	Historic Average
Montana	8,094	8,004	8,041	1% colder	1% colder
South Dakota	8,074	7,727	7,717	4% colder	5% colder
Nebraska	6,493	6,412	6,375	1% colder	2% colder

NorthWestern Reports 2011 Financial Results
Feb. 16, 2012

NORTHWESTERN CORPORATION

FOURTH QUARTER SEGMENT RESULTS

(Unaudited)

(in thousands)

Three Months Ended December 31, 2011

December 31, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$195,538	$87,364	$307	$—	$283,209
Cost of sales	80,534	43,502	—	—	124,036
Gross margin	115,004	43,862	307	—	159,173
Operating, general and administrative	43,235	19,781	890	—	63,906
Property and other taxes	15,488	5,080	3	—	20,571
Depreciation	20,656	4,701	7	—	25,364
Operating income	35,625	14,300	(593)	—	49,332
Interest expense	(13,518)	(2,327)	(277)	—	(16,122)
Other income (loss)	1,140	507	27	—	1,674
Income tax expense	5,496	(3,191)	(3,073)	—	(768)
Net income (loss)	$28,743	$9,289	$(3,916)	$—	$34,116

Three Months Ended December 31, 2010

December 31, 2010	Electric	Gas	Other	Eliminations	Total
Operating revenues	$198,439	$92,853	$378	$—	$291,670
Cost of sales	90,274	50,130	—	—	140,404
Gross margin	108,165	42,723	378	—	151,266
Operating, general and administrative	45,262	18,634	(720)	—	63,176
Property and other taxes	14,403	5,305	3	—	19,711
Depreciation	18,664	4,400	8	—	23,072
Operating income	29,836	14,384	1,807	—	45,307
Interest expense	(12,267)	(2,891)	(1,255)	—	(16,413)
Other income (loss)	1,439	(42)	27	—	1,424
Income tax expense	(1,449)	(3,142)	(3,139)	—	(7,730)
Net income (loss)	$17,559	$8,309	$(3,280)	$—	$22,588